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                                  AYP Capital, Inc.
                                  CONSOLIDATED BALANCE SHEET
                                  As of June 30, 1999


Assets
Property, plant, and equipment:
   At original cost                                      175,226,951
   Accumulated depreciation                              (14,273,681)
                                                         160,953,270

Investments and other assets                              10,977,357

Current assets:
   Cash and temporary cash investments                     7,177,791
   Accounts receivable:
      Electric service                                     4,573,713
      Other                                                2,398,276
      Allowance for Uncollectible Accounts                   (23,193)
      Affiliates                                           9,578,525
   Materials and supplies--at average cost:
      Operating and construction                           2,234,593
      Fuel                                                 2,407,847
   Other                                                   2,782,028
                                                          31,129,581

Deferred charges                                           7,056,790


          Total Assets                                   210,116,997

Capitalization and Liabilities
Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  66,738,437
   Retained earnings                                     (39,656,380)
                                                          27,083,057

   Long-term debt of subsidiaries                        160,000,000
   Note & advances payable - affil                            12,500
                                                         187,095,557
Current liabilities:
   Short-term debt                                                 0
   Accounts payable                                        3,622,593
   Accounts payable - Affiliates                           5,308,245
   Taxes accrued:
      Federal and state income                             3,681,346
      Other                                                1,497,313
   Interest accrued                                        1,422,317
   Other                                                     457,466
                                                          15,989,280
Deferred credits and other liabilities:
   Deferred income taxes                                   6,920,849
   Other                                                     111,312
                                                           7,032,161

                Total Capitalization and Liabilities     210,116,997

                                    Unaudited